Exhibit 3(i)

BY-LAWS

of

PORTSMOUTH SQUARE, INC.

ARTICLE I

Directors

Section. 1.  Number. The number of directors of this corporation shall be five (5), unless and until changed by amendment of these by-laws duly adopted by the shareholders.

Section 2.   Election and Terms. The directors named in the Articles of Incorporation of this corporation shall hold office until the next annual meeting of the shareholders and until their successors are elected either at an annual meeting or at a special meeting of shareholders. Subject to the foregoing, the directors shall be elected annually at an annual or regular or a special meeting of the shareholders. Their terms of office shall begin immediately after election and shall continue for one year and until their successors are elected and qualified. At all elections or votes had for any purpose, there must be present in person or by proxy the holders of a majority of the shares entitled to vote and every person acting therein in person or by proxy or representative must be a bona fide shareholder having stock in his own name on the stock books of the corporation.

Section 3.   Quorum. Except as herein otherwise specifically provided, a majority of the authorized number of directors shall constitute a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, provided, however, that a minority of the Board of Directors in the absence of a quorum, may adjourn any meeting of the Board of Directors from day to day, but may not transact any business except the filling of vacancies in the Board of Directors as in these by-laws hereinafter provided.

Section 4.   Compensation. Directors as such shall not receive any stated salary for their services, provided that nothing herein contained shall be construed to preclude payment of a fee for attendance at meetings, or preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 5.   ~~Vacancies. Any vacancy or vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his successor is elected at an annual or a regular or special meeting of the shareholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual, regular or special meeting of shareholders to elect the full authorized number of directors to be voted for at the meeting.~~

Section 5.   Vacancies. Any vacancy or vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, by a sole remaining director, by shareholders entitled to exercise a majority of the voting power of the corporation, or by the written assent of such shareholders, and each director so chosen shall hold office until his successor is elected at an annual or a regular or special meeting of the shareholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual, regular or special meeting of shareholders to elect the full authorized number of directors to be voted for at the meeting. (Amended June 25, 1979)

Section 6.   Powers and Duties. Subject to the limitations of the Articles and of the Corporations Code of the State of California, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors. Without prejudice to such general powers but subject to the limitations herein set forth, the Board of Directors shall have power;

FIRST: To elect and remove at pleasure all the other officers, agents and employees of the corporation, prescribe such duties for them as may not be inconsistent with law and these by-laws, fix the terms of their offices and their compensation and in their discretion require from them security for faithful service.

SECOND: To appoint an executive committee and any other committees which may seem to them advisable, and to delegate to the executive committee, or any such other committee subject to the control of the Board of Directors, any of the powers and authority of the board, except the power to declare dividends and to adopt, amend or repeal these by-laws, provided, however, that any such executive committee shall be composed of two or more directors.

THIRD: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor, not inconsistent with laws and these by-laws, as they may deem best.

FOURTH: To fix, from time to time, the office of the corporation, and to designate from time to time any place or places where meetings of the shareholders and/or directors of this corporation shall or may be held; to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the forms of such seal and such certificates, from time to time, as in their judgment may seem best.

FIFTH: From time to time, or at any time, subject to the power of the shareholders to adopt, amend, or repeal by-laws, to adopt, amend or repeal by-laws other than a by-law or amendment thereof changing the authorized number of directors.

SIXTH: To fix by resolution a record date with reference to the payment of dividends and the right to vote the stock of this corporation.

ARTICLE II

Officers

Section 1.   Election and Qualifications. The officers of this corporation shall consist of a President, a Vice President, a Secretary and a Treasurer. They shall be chosen by the Board of Directors, and the President must be chosen from the directors. Any other officers may or may not be directors. The same person may be chosen for and hold any two or more of said offices, except that the same person may not hold both the office of President and that of Secretary. The Board of Directors, if they deem it advisable, may elect at any time a Chairman of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Secretaries and/or one or more Assistant Treasurers with such powers as the board shall from time to time prescribe.

Section 2.   Terms and Compensation. The terms of office and the salary of each of said officers, and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said board from time to time, and at any time at its pleasure,

ARTICLE III

President

Section 1.   Powers and Duties. The powers and duties of the President are to preside at all meetings of the share- holders and the Board of Directors in the absence of a Chairman of the board, and to call special meetings of the shareholders, and also of the Board of Directors, to be held at any office or place of business of the corporation, at such times as he shall deem proper.

Section 2.   President Pro Tem. If neither the President nor any Vice President be present at any meeting of the Board of Directors, or of the shareholders, a President pro tem may be chosen to preside and act at such meeting.

ARTICLE IV

Vice President

Section 1,   Powers and Duties. The Vice President shall perform all of the duties of the President whenever the President is not available due to absence or any other cause.

ARTICLE V

Secretary

Section 1.   Powers and Duties. The powers and duties of the Secretary are to keep full and complete record of the proceedings of the board of Directors and of the meetings of the shareholders, and to make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, inability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and published by the President or a Vice President, or by any person thereunto authorized by either of them, by the Board of Directors or by the holders of a majority of the capital stock. He shall also have power to transfer upon the stock books of the corporation any and all shares of its stock; provided, however, that no certificate of stock shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President or a Vice President of the corporation.

ARTICLE VI

Treasurer

Section 1.   Powers and Duties. The power and duties of the Treasurer are to supervise and control the keeping of the accounts and books of the corporation, and to receive all moneys belonging to or paid unto the corporation and give receipts therefor, and deposit such moneys, as he shall be directed by the Board of Directors, with one or more solvent and reputable banks or bankers to be designated by the Board of Directors; to keep full and complete records of the funds received and the disbursements thereof. He shall render to the shareholders at the regular annual meeting thereof, and also to the Board of Directors at any meeting thereof or from time to time whenever the Board of Directors or the President may require, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. He shall exhibit or cause to be exhibited the books of the corporation to the Board of Directors, or to any committee appointed by the board, or to any director on application during business hours.

ARTICLE VII

Meeting of Shareholders

Section 1.   Place of Meetings. Notwithstanding anything to the contrary in these by-laws provided, any meeting (whether regular, special or adjourned) of the shareholders of this corporation may be held at its principal office, or at any place within or without the State of California which has been designated therefor by the Board of Directors.

Section 2.   ~~Regular Meetings subject to the Foregoing provision the regular annual meeting of the shareholders of which no notice need be given shall be held at the principal office of the corporation at the hour of 2:00 o'clock P.M on the first Tuesday in may in each year or if such day is a holiday then on the next succeeding business day. At said regular annual meeting directors at the corporation shall be elected to serve for the ensuing year and until their successors are elected and qualified~~.

Section 2.    ~~Regular Meetings subject to the foregoing provision the regular annual meeting of the shareholders of~~ which ~~no notice need be given shall be held at the principal office of the corporation at the hour of 2:00 o'clock P.M on the first Thursday in December in each year or if such day is a holiday then on the next succeeding business day At said regular annual meeting directors of the corporation shall be elected to serve for the ensuing year and until their successors are elected and qualified~~. (Amended June 16 , 1970)

Section 2.   ~~Regular Meetings. Subject to the foregoing prevision the regular annual meeting of the shareholders of which no notice need be given shall be held at the principal office of the corporation at the hour of 2:00 o'clock P.M on the first Tuesday in may in each year, or if such is a holiday then on the next succeeding business day at said regular annual meeting directors of the corporation shall be elected to serve for the ensuing year and until their successors are elected and qualified~~ (Amended December 4, 1980)

Section 2.   Regular Meetings. Subject to the foregoing provision, the regular annual meeting of the shareholders shall be held at an hour to be designated each year by the Board of Directors on the first Tuesday in May in each year, or if such day is a holiday, then on the next succeeding business day. At said regular annual meeting, directors of the corporation shall be elected to serve for the ensuing year and until their successors are elected and qualified. (Amended February 22, 1984)

Section 3.   Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors or by one or more shareholders holding not less than one-fifth of the voting power of the corporation or by any two or more members of the Board of Directors.

Section 4.   ~~Notice of meetings of shareholders shall be given by written notice personally served on each shareholders or deposited in the United States mail postage prepaid and addressed to him at his address appearing upon the books of the corporation or supplied by him to the corporation for the purpose of notice at least ten (10) days before the time fixed for holding said meeting provided However that if the shareholders has supplied no address and if the place of business or residence of the shareholder is not known to the secretary then notice shall be deemed to have been given to him if mailed within such time to him General Delivery at the country seat of the country of the corporation's principal place of business or published at least once in some newspaper of general circulation in said country seat~~.

Section 4.   Notice of Regular and Special Meetings. Notice of regular and special meetings of shareholders shall be given by written notice personally served on each shareholder, or deposited in the United states mail, postage prepaid, and addressed to him at his address appearing upon the books of the corporation’ or supplied by him to the corporation for the purpose of notice at least ten (10) days before the time fixed for holding said meeting; provided, however, that if the shareholder has supplied no address and if the place of business or residence of the shareholder is not known to the Secretary, then notice shall be deemed to have been given to him if mailed within such time to him General Delivery at the county seat of the county of the corporation's principal place of business, or published at least once in some newspaper of general circulation in said county seat. (Amended February 22, 1984)

Section 5.   Quorum, Voting and Proxies. At all meetings of the shareholders (whether regular, special or adjourned), the presence in person or by proxy in writing of the holders of a majority of the shares entitled to vote at that meeting shall constitute a quorum for the transaction of business. Each share of stock shall entitle the duly qualified holder thereof to one vote. All proxies shall be in writing subscribed by the party entitled to vote the number of shares represented thereby, or by his duly authorized attorney, and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing to, and left with, the Secretary of the corporation prior to the meeting at which time the same is to be used; provided that in case any meeting of shareholders whatsoever (whether regular, special or adjourned) shall have been for any cause adjourned, proxies shall be valid and may be used at such adjourned meeting, which have been offered for filing to, and left with, the Secretary of the corporation prior to the date upon which said adjourned meeting shall be in fact held. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 6.   Adjournments. Any business which might be done at a regular meeting of the shareholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting whatsoever of the shareholders (whether regular, special or adjourned), such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reason therefore being recorded in the journal or minutes of proceedings of the shareholders, and no notice whatsoever need be given of any such adjourned meeting, unless the adjournment be for thirty (30) days or more, in which case a new notice may be given as in the case of a meeting originally called.

Section 7.   Waiver and Consent. The transactions of any meeting of shareholders, however called or noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice or consent to the holding of such meeting an approval of the minutes thereof.

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ARTICLE VIII

Meetings of Directors

Section 1.   Place of Meetings. Notwithstanding anything to the contrary in these by-laws provided, any meeting (whether regular, special or adjourned) of the Board of Directors of this corporation may be held at its principal office, or at any place within or without the state of California which has been theretofore designated for that purpose by resolution of the Board of Directors or by the written consent of all of the members of the board.

Section 2.   Regular Meetings. The regular annual meeting of the Board of Directors, of which no notice need be given, shall be held immediately after the adjournment of each annual meeting of the shareholders.

Section 3.   Special Meetings. Special meetings of the Board of Directors may be called at any time by order of the President or of any Vice President or of two or more of the directors.

Section 4.   Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given to each director by the delivery personally or by mail of a written or printed notice or by cable, telegraph, radio telegraph, telephone or radio telephone at least twenty- four (24) hours before the time fixed for holding said meeting. Each director shall register his address with the Secretary and notice of the meetings sent or given by mail, cable, telephone, radio telephone, telegraph or radio telegraph, as hereinabove provided, to such address shall be valid notice of such meeting.

If any director shall fail to so register his address, such notice may be mailed to such director, General Delivery, at the county seat of the county of the principal place of business. Such service of notice shall be entered in the minutes of the corporation, and said minutes, upon being read and approved at a subsequent meeting of the Board of Directors, shall be conclusive upon the question of notice.

Section 5.   Waiver and Consent. The transactions of any meeting of directors, however called or noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof.

Section 6.   Business at a Special or Adjourned Meeting. Any business which might be done at a regular meeting of the Board of Directors may be done at a special or at an adjourned meeting of the board.

Section 7.   Action without Meeting. Any action required or permitted to be taken by the Board of Directors under the law or any provision of these by-laws may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes or the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed on behalf of this corporation which relates to an action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the by-laws of this corporation authorize its directors to so act.

ARTICLE IX

Notice of Regular Meetings

Section 1.   Dispensed with. Notice of any and all regular meetings of the shareholders and of the Board of Directors is hereby waived and dispensed with, and no notice whatsoever need be given of any such regular meeting, except as provided in Section 2201 of the Corporations Code of the State of California, unless it is to be held at a place other than the principal office of the corporation in the State of California, or the place at which it is regularly held.

ARTICLE X

Amendments

Section 1.   Method of Amendment. These by-laws may be adopted, amended or repealed and new and additional by-laws may be made from time to time and at any time by shareholders entitled to exercise a majority of the voting powers of the corporation, or by the written assent of such shareholders. Subject to the right of the shareholders to adopt, amend or repeal these by-laws, these by-laws may be adopted, amended or repealed by the Board of Directors in the exercise of the power granted to said Board of Directors in Article I, Section 6, subdivision Fifth, of these by-laws.

CERTIFICATION BY SECRETARY

I, VIRGINIA W. SIMPSON, the duly elected, qualified, and acting Secretary of Portsmouth Square, Inc., a California corporation, hereby certify that the above and foregoing Code of By-Laws is a true and correct copy of the By-Laws of Portsmouth Square, Inc. including all amendments thereto.

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of April, 1984.

/s/ VIRGINIA W.SIMPSON
VIRGINIA W.SIMPSON

CONSENT ACTION TAKEN WITHOUT MEETING

BY THE BOARD OF DIRECTORS OF

PORTSMOUTH SQUARE, INC.

As of February 16, 2000

The undersigned, being all of the qualified and acting Directors of Portsmouth Square Inc., a California corporation (“Portsmouth” or the “Company”), do hereby consent in writing to the adoption of the following resolution, pursuant to all applicable laws permitting such action to be taken and as authorized by the bylaws of this corporation.

WHEREAS, the Company’s Bylaws currently require the Company to hold its annual meeting of shareholders on the first Tuesday of May each year; and

WHEREAS, the requirement that the Company only hold its annual meeting of shareholders on a specific date denies the Board of Directors the flexibility to set a date for the annual meeting which is more consistent with the Company’s public reporting requirements and which would allow the Company greater time to prepare and transmit its proxy material and annual reports to shareholders; and

WHEREAS, it would be in the best interests of the Company and its shareholders to amend the Company’s Bylaws to give the Board of Directors the discretion to determine, each year, the date of the Company’s annual meeting,

THEREFORE, IT IS RESOLVED, that ARTICLE VII, Section 2 of the Bylaws of the Company be amended to read as follows:

Section 2.   Regular Meetings. The date, time and place of the Company’s regular annual meeting of shareholders shall be determined and set each year by the Board of Directors in accordance with applicable law. At said regular annual meeting, directors of the corporation shall be elected to serve for the ensuing year and until their successors are elected and qualified.

IN WITNESS WHEREOF, the undersigned have executed this Consent to Action Taken Without Meeting as of February 16, 2000.

/s/ John V. Winfield	/s/ William J. Nance
John V. Winfield	William J. Nance

/s/ John C. Love	/s/ Jerold R. Babin
John C. Love	Jerold R. Babin

/s/ Josef A. Grunwald
Josef A. Grunwald

WRITTEN ASSENT OF MAJORITY SHAREHOLDER

The undersigned shareholder, which holds in excess of 68% of the voting power of Portsmouth Square, Inc., hereby assents in writing to the amendment to the Company’s Bylaws as set forth in the above Consent Action of the Board of Directors.

Dated: February 16, 2000	SANTA FE FINANCIAL CORPORATION

	By	/s/ John V. Winfield
John V. Winfield, President